UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

SEMINIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26519	36-0769130

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Camino del Sol, Oxnard, California	93030-7967

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 647-1572

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01 Material Definitive Agreements

          The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

          The disclosures set forth under Items 2.01 and 2.04 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.01 Completion of Disposition of Assets

          On March 23, 2005, Monsanto Company (“Monsanto”) completed the previously-announced acquisition of Seminis, Inc., a Delaware corporation (“Seminis”), through the merger of Monsanto Sub, Inc., a wholly owned subsidiary of Monsanto (“Merger Sub”), with and into Seminis (the “Merger”). The Merger was effected pursuant to that certain Agreement and Plan of Merger, dated as of January 22, 2005, by and among Monsanto, Merger Sub, and Seminis (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Seminis, with Seminis continuing as the surviving corporation. The total merger consideration consisted of approximately $1.4 billion in cash and assumed debt, subject to the contingent value right payment described below. Prior to the Merger, affiliates of Fox Paine & Company, LLC (“Fox Paine”) owned 74.6% of the common stock of Seminis. Upon consummation of the Merger, the outstanding shares of common stock of Seminis were converted into the right to receive an amount in cash equal to $10.52 per share. Outstanding options, restricted stock units, co-investment rights and warrants were terminated and the holders thereof received an amount in cash equal to the common stock cash price per share for the number of shares into which they were convertible, less their conversion price, if any. Monsanto financed the acquisition of Seminis with available cash and the proceeds of commercial paper issuances. In connection with the transactions contemplated by the Merger Agreement, Seminis paid $25,000,000 to Marinet Investments, LLC (“Marinet”), as a transaction fee. Seminis also paid $23,600,000 to Fox Paine, which was an affiliate of Seminis’ controlling shareholder, as a transaction fee.

          Prior to closing, on March 11, 2005, Marinet, a holder of co-investment rights in Seminis which were terminated upon the consummation of the Merger, elected pursuant to the Merger Agreement to reduce the merger consideration it would otherwise have been entitled to receive by $50 million in exchange for a performance based contingent value right to receive up to $125 million based on the achievement of certain net sales targets over the thirty-six month period ending September 30, 2007. On March 23, 2005, upon consummation of the Merger, Fox Paine, Desarrollo Consolidado de Negocios, S.A. de C.V. (“Desarrollo”), and Seminis terminated the Management Fee Letter Agreement (“Management Agreement”) between the same parties, dated as of May 20, 2003. Pursuant to the Management Agreement, each of Fox Paine and Desarrollo received an annual advisory services fee of 0.5% of the net sales of Seminis during the prior fiscal year, in addition to reimbursement of reasonable, out-of-pocket expenses incurred in connection with the provision of advisory services.

          The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 99.1 to the Seminis Current Report on Form 8-K filed on January 27, 2005 and is incorporated herein by reference.

Item 2.04 Triggering Events

          Under the Indenture by and among Seminis Vegetable Seeds, Inc., a subsidiary of Seminis (“SVS”), Guarantors named therein, and Wells Fargo Bank, N.A., as Trustee, dated as of September 29, 2003 (the “Indenture”), the completion of the Merger constitutes a Change of Control (as defined in the Indenture) of SVS. In accordance with the Indenture, SVS is required, within 30 days of the Change of Control, to give notice of the Change of Control to holders of the notes outstanding under the Indenture (the “Notes”) and to make an offer to repurchase (a “Change of Control Offer”) all or any part (equal to $1,000 or an integral multiple of $1,000) of every holder’s Notes pursuant to the Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, SVS is required to offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, and Additional Interest (as defined in the Indenture), if any, on the Notes repurchased, to the date of repurchase, which date is to be no earlier than 30 days from the date on which the notice is mailed.

          The Indenture allows SVS to redeem up to 35% in aggregate principal amount of the Notes at a redemption price of 110.25% of the principal amount plus accrued interest and Additional Interest, if any (the “Equity Clawback Price”), with the proceeds of one or more Equity Offerings (as defined in the Indenture), which may include funds provided by Monsanto following completion of the Merger. The right of SVS to effect such a redemption is subject to certain conditions, including the condition that at least 65% of the Notes originally issued under the Indenture remain outstanding immediately following such redemption, excluding Notes held by SVS and its Subsidiaries.

          On March 22, 2005, SVS announced an offer to purchase any and all of the outstanding Notes at a price to be determined under a formula described in the Offer to Purchase and Consent Solicitation Statement relating to the offer (the “Offer to Purchase”). The formula is based, to the extent of 65% of the principal amount of the Notes to be purchased, on a present value calculation of the redemption price of the Notes at the first optional call date plus interest payable on the Notes through that date, and the yield to maturity of a specified reference treasury security as of the Price Determination Date (as defined in the Offer to Purchase) plus 50 basis points, and, to the extent of the other 35%, on the Equity Clawback Price. The purchase price will also include accrued and unpaid interest to the applicable settlement date. Under the Offer to Purchase, SVS is requesting consents (the “Consents”) to amendments to the Indenture which would eliminate substantially all of the restrictive covenants in the Indenture (other than, among other covenants, the covenants to pay interest and premium, if any, on, and principal of, the Notes when due) as well as certain events of default. Holders who wish to tender their Notes must also provide Consents. Holders who tender their Notes and submit Consents prior to 5:00 p.m. on April 4, 2005 (the “Consent Time,” which is subject to extension at the option of SVS) will be entitled to receive an additional consent amount of $45 per $1,000 principal amount of Notes. Based on the yield of the specified reference security on March 21, 2005, the total tender offer consideration payable pursuant to the offer would be $1,138.42 per $1,000 principal amount of Notes, assuming a payment date of April 5, 2005. The offer is subject to various conditions specified in the Offer to Purchase, including the conditions that (1) the Merger shall have been completed and (2) SVS shall have received, by the Consent Time, Consents which have not been revoked in respect of at least a majority in principal amount of the outstanding Notes. Any such conditions may be waived by SVS.

          SVS intends to make a Change of Control Offer, as required by the Indenture, to the holders of any Notes which may remain outstanding on the date when the Change of Control Offer is required to be made, which is 30 days following the date on which the Change of Control occurs. The purchase price under the Change of Control Offer will be less than the purchase price under the Offer to Purchase.

          Under the Certificate of Designation of Preference and Rights of Class C PIK Preferred Stock (the “Certificate of Designation”), the completion of the Merger constitutes a Change of Control (as defined in the Certificate of Designation) of Seminis. The Certificate of Designation allows Seminis to redeem shares of its Class C PIK Preferred Stock (the “Class C Preferred”), in whole or in part, following such a Change of Control, at a redemption price of 102% of the liquidation amount, plus an amount in cash equal to accrued and unpaid dividends, whether or not declared, to the redemption date. On March 23, 2005, upon completion of the Merger, Seminis sent a notice to the holders of the Class C Preferred (the “Change of Control Redemption Notice”) that it has elected to redeem all of the outstanding shares of Class C Preferred, pursuant to such right of redemption, on April 22, 2005. The Certificate of Designation requires Seminis, within 20 days following a Change of Control, to make an offer to purchase (the “PIK Change of Control Offer”), at the holders’ option, all or any of the then outstanding shares of Class C PIK Preferred Stock at a purchase price (expressed as a percentage of the liquidation preference), equal to 101% of the liquidation preference, plus an amount in cash equal to accrued and unpaid dividends, whether or not declared, to the payment date indicated in the Certificate of Designation. Because all of the shares of Class C Preferred will be redeemed on April 22, 2005 pursuant to the Change of Control Redemption Notice, at a redemption price higher than the applicable price under the PIK Change of Control Offer, Seminis does not intend to make the PIK Change of Control Offer.

          Under the Credit Agreement by and among SVS, Seminis, CitiCorp North America, Inc., CIBC World Markets Corp., Cooperative Centrale Raiffeisen-Boerenleenbank B.A., Harris Trust and Savings Bank, and Citigroup Global Markets Inc., dated as of September 29, 2003, as amended on January 15, 2004 (the “Credit Agreement”), the completion of the Merger constitutes a Change in Control (as defined in the Credit Agreement). Under the Credit Agreement, a Change in Control constitutes an event of default, and the Credit Agreement provides that, upon such event of default, the Administrative Agent shall, upon the direction of certain lenders, declare all or any portion of the outstanding principal amount of the loans and other obligations to be due and payable and/or certain commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such loans and other obligations so declared due and payable become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the commitments terminate. On March 23, 2005, SVS paid all obligations owing under the Credit Agreement, and the Administrative Agent released all security interests and liens granted to the Administrative Agent under the Credit Agreement.

Item 5.01 Change in Control

          The disclosures set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference. In connection with the Merger, and as more fully described in Items 5.02 and 5.03 below, (i) effective as of the closing, the size of the Board of Directors of Seminis was decreased from seven to three, and (ii) effective as of the closing, all of the members of the Board of Directors of Seminis resigned. These directors were Bruno Ferrari, Saul A. Fox, Eugenio Garza, Bernardo Jimenez, W. Dexter Paine III, Alfonso Romo Garza and Kevin Schwartz. Following the resignations and effective immediately following the closing, on the same date, Brett Begemann, Bruno Ferrari and Andrew J. Kuchan, who are employed by Monsanto or its affiliates, were selected to fill the Board vacancies.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On March 23, 2005, in connection with the Merger and in conjunction with an amendment to the Bylaws of Seminis (as more fully described in Item 5.03 below), effective as of the closing, the size of the Board of Directors of Seminis was decreased from seven to three. Additionally, on the same date and effective as of the closing, all of the members of the Board of Directors of Seminis resigned. These directors were Bruno Ferrari, Saul A. Fox, Eugenio Garza, Bernardo Jimenez, W. Dexter Paine III, Alfonso Romo Garza and Kevin Schwartz. Following the resignations and effective immediately following the closing, on the same date, Brett Begemann, Bruno Ferrari and Andrew J. Kuchan, who are employed by Monsanto or its affiliates, were selected to fill the Board vacancies.

          Separation Agreements

          In addition, the separation agreements which Alfonso Romo Garza, Chairman of the Board of Directors, President and Chief Executive Officer; Bernardo Jimenez, a Director, Executive Vice President and Chief Financial Officer; and Mateo Mazal, Senior Vice President, Human Resources and Information Technology entered into with Seminis and SVS Mexicana, S.A. de C.V. (collectively, the “Separation Agreements”) became effective upon the consummation of the Merger. The Separation Agreements are described in the Seminis Current Report on Form 8-K, dated January 22, 2005, which is incorporated herein by reference.

          Employment Agreements

          On March 23, 2005, upon the consummation of the Merger, the amended employment agreements which Bruno Ferrari, Jose Manuel Madero, Gaspar Alvarez Martinez, Dr. Charles Edward Green, and Gerard Renou entered into with Seminis (collectively, the “Employment Agreements”) became effective. The Employment Agreements are described in the Seminis Current Report on Form 8-K, dated January 22, 2005, which is incorporated herein by reference.

          Appointment of Officers

          Immediately following the consummation of the Merger, the following persons were appointed as officers of Seminis to serve indefinitely in the following positions:

          Bruno Ferrari, age 43, became Chief Executive Officer. Mr. Ferrari has also served as President since August 2004 and as Chief Operating Officer from August 2004 to March 2005. Mr. Ferrari has been a Director of Seminis since September 2003. Mr. Ferrari served as Executive Senior Vice President, Worldwide Commercial from March 2003 until August 2004, and was Executive Senior Vice President, Europe, Middle East and Africa of Seminis from November 2000 until March 2003. Mr. Ferrari served as Senior Vice President of Legal and Human Resources of Seminis from January 1997 until November 2000.

          Gaspar Alvarez Martinez, age 50, became Chief Financial Officer. Mr. Martinez has served as Vice President Finance and Worldwide Corporate Comptroller since December 2000. Mr. Martinez was Worldwide Finance Director of Seminis from January 2000 to November 2000. Prior to joining Seminis, Mr. Martinez served as a Director of Controlling and Financial Planning at Savia from 1997 to 1999 and Finance General Manager at Savia from 1995 to 1997.

Item 5.03 Charter/Bylaw Amendments; Change of Fiscal Year

          Pursuant to the Merger Agreement, on March 23, 2005, effective as of the date of the consummation of the Merger, the Bylaws of Seminis were amended and restated in their entirety. Pursuant to the amended and restated Bylaws, Seminis’ fiscal year end was changed from September 30 to August 31. The amended and restated Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Seminis, Inc.

99.1	Merger Agreement, dated January 22, 2005, incorporated by reference to the Seminis Current Report on Form 8-K filed on January 27, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMINIS, INC.
Date: March 29, 2005	By:	/s/ Gaspar Alvarez Martinez
	Name:	Gaspar Alvarez Martinez
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Seminis, Inc.

99.1	Merger Agreement, dated January 22, 2005, incorporated by reference to the Seminis Current Report on Form 8-K filed on January 27, 2005